EXHIBIT 99.1

CapitalSource Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	For the Three Months Ended March 31,
	2014	2013
	($ in thousands, except per share data)
Net interest income:
Interest income:
Loans and leases	$101,836	$102,889
Investment securities	5,595	9,893
Other	576	313
Total interest income	108,007	113,095
Interest expense:
Deposits	13,683	12,106
Borrowings	4,954	6,057
Total interest expense	18,637	18,163
Net interest income	89,370	94,932
Provision for loan and lease losses	(1,657)	12,505
Net interest income after provision for loan and lease losses	91,027	82,427

Non-interest income:
Loan fees	2,364	3,112
Leased equipment income	6,181	4,825
Gain (loss) on investments, net	(7,063)	1,878
Gain on derivatives	1,499	814
Other non-interest income, net	1,732	2,589
Total non-interest income	4,713	13,218

Non-interest expenses:
Compensation and benefits	23,489	24,982
Professional fees	1,473	1,468
Occupancy expenses	5,538	4,215
FDIC fees and assessments	983	1,554
General depreciation and amortization	1,550	1,526
Loan servicing expense	599	1,469
Other administrative expenses	6,897	6,810
Total operating expenses	40,529	42,024
Leased equipment depreciation	4,244	3,400
Net expense of real estate owned and other foreclosed assets	3,894	(62)
Other non-interest expense, net	466	(707)
Total non-interest expenses	49,133	44,655

Net income before income taxes	46,607	50,990
Income tax expense (benefit)	23,104	21,642
Net income	23,503	29,348

Other comprehensive (loss) income, net of tax
Unrealized (loss) gain on available-for-sale securities, net of tax	2,039	(1,629)
Other comprehensive (loss) income	2,039	(1,629)
Comprehensive income	$25,542	$27,719

Net income per share:
Basic	$0.12	$0.15
Diluted	$0.12	$0.14
Average shares outstanding:
Basic	194,415,939	201,408,526
Diluted	199,433,816	206,240,213

Dividends declared per share	$0.01	$0.01

CapitalSource Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
	2014	2013
	($ in thousands, except per share data)
Operating activities:
Net income	$23,503	$29,348
Adjustments to reconcile net income to net cash provided by operating activities:
Stock option expense	436	540
Restricted stock expense	2,770	2,530
Amortization of deferred loan fees and discounts	(5,438)	(8,614)
Paid-in-kind interest on loans	(61)	5,273
(Negative provision) provision for loan and lease losses	(1,657)	12,505
Amortization of deferred financing fees and discounts	93	533
Depreciation and amortization	6,132	4,334
Loss (gain) on foreclosed assets and other property and equipment disposals	3,387	(467)
Provision for deferred income taxes	16,017	17,699
Loss (gain) on investments, net	7,176	(922)
Unrealized loss (gain) on derivatives and foreign currencies, net	383	(634)
Decrease in interest receivable	1,035	2,225
Decrease (increase) in loans held-for-sale, net	—	(2,591)
Decrease in other assets	6,810	9,630
Decrease in other liabilities	(22,925)	(12,981)
Cash provided by operating activities	37,661	58,408
Investing activities:
Decrease (increase) in restricted cash	46,289	(424)
Increase in loans, net	(246,776)	(41,349)
Sale of investment securities, available for sale	45,187	103,568
Sale or call of investment securities, held to maturity	25	28,653
Purchase of investment securities, held to maturity	—	(22,868)
Reduction of other investments, net	4,222	734
Acquisition of property and equipment, net	(24,031)	(8,217)
Cash (used in) provided by investing activities	(175,084)	60,097
Financing activities:
Deposits accepted, net of repayments	102,256	153,680
Proceeds of other borrowings	90,000	5,000
Repayments and extinguishment of term debt	—	(103,035)
Repurchase of common stock	—	(137,988)
Proceeds from exercise of options	6,253	1,565
Payment of dividends	(1,943)	(1,980)
Cash provided by (used in) financing activities	196,566	(82,758)
Increase in cash and cash equivalents	59,143	35,747
Cash and cash equivalents as of beginning of period	455,799	299,086
Cash and cash equivalents as of end of period	$514,942	$334,833

Noncash transactions from investing activities:
Assets acquired through foreclosure	$34	$728